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                                                                    EXHIBIT 4.12

         NOMINEE HOLDER CERTIFICATION AND REQUEST FOR ADDITIONAL RIGHTS

To the Subscription Agent:


     The undersigned hereby certifies that it is a broker-dealer registered with the Securities and Exchange Commission, a commercial bank or trust company, a securities depository or participant therein, or a nominee therefor, holding of record _______________ shares of Common Stock, par value $.02 per share ("Common Stock"), of EXCO Resources, Inc. ("EXCO") on behalf of _______________ beneficial owners as of the close of business on May 22, 2001 (the "Record Date"), for the offering by EXCO of an aggregate of 7,168,634 shares of 5% convertible preferred stock (the "Convertible Preferred Stock") of EXCO pursuant to transferable subscription rights (the "Rights") being distributed to record holders of shares of Common Stock, all as described in the prospectus of EXCO dated May 23, 2001 (the "Prospectus"), a copy of which the undersigned has received. As stated in the Prospectus, one Right is being distributed for each share of Common Stock held of record as of 5:00 p.m., New York time, on May 22, 2001. Accordingly, the undersigned requests that, upon surrender of its Rights Certificate evidencing _______________ Rights, a Rights Certificate evidencing _______________ Rights be issued. The undersigned further certifies that each such beneficial owner is a bona fide beneficial owner of shares of Common Stock, that such beneficial ownership is reflected on the undersigned's records and that all shares of Common Stock which, to the undersigned's knowledge, are beneficially owned by any such beneficial owner through the undersigned have been aggregated in calculating the foregoing. The undersigned agrees to provide EXCO or its designee with such additional information as EXCO deems necessary to verify the foregoing.


                                            ------------------------------------
                                            Name of Record Holder

                                            By:
                                               ---------------------------------

                                               Name:
                                                    ----------------------------

                                               Title:
                                                     ---------------------------

                                               Address:
                                                       -------------------------

                                               Telephone Number:
                                                                ----------------

                                            Date:                         , 2001
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